Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107646, 333-107648, 333-128000 and 333-145166 on Form S-8 of Abercrombie & Fitch Co. of our report dated June 23, 2010, with respect to the financial statements and schedule of the Abercrombie & Fitch Co. Savings and Retirement Plan included in this annual report (Form 11-K) for the year ended December 31, 2009.
/s/ Ary Roepcke Mulchaey, P.C.
Columbus, Ohio
June 23, 2010

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